UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2007
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
On October 16, 2007, Northern Indiana Public Service Company (NIPSCO) announced that it has reached an agreement with the Office of Utility Consumer Counselor (OUCC), LaPorte County and a group of NIPSCO industrial customers to resolve a challenge relating to the costs paid by customers for power purchased by NIPSCO. This Settlement Agreement is subject to approval by the Indiana Utility Regulatory Commission. NIPSCO has agreed to pay a one-time refund to customers of $33.5 million to resolve a dispute relating to power purchased from January 1, 2006 through September 30, 2007. Effective October 1, 2007, NIPSCO will implement a new “benchmarking standard” that will govern the allocation of costs for purchased power. The agreement also contemplates NIPSCO adding additional generating capacity. The benchmark will be adjusted to reflect new capacity additions. Further, the settling parties agree to support NIPSCO’s deferral and future recovery of carrying costs and depreciation associated with the acquisition of new generating facilities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc. (Registrant)
Date: October 17, 2007	By:	/s/ Jeffrey W. Grossman
Jeffrey W. Grossman
Vice President and Controller